UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Lithium Americas Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41788	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260 - 666 Burrard Street

Vancouver, British Columbia, Canada V6C 2X8

(Address of principal executive office and Zip Code)

(778) 656-5820

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	LAC	New York Stock Exchange
Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 13, 2025, Lithium Americas Corp., a company incorporated under the laws of British Columbia, Canada (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with TD Securities (USA) LLC (the “Agent”), as sales agent and/or principal, pursuant to which the Company may offer and sell, from time to time, through the Agent, its common shares, without par value (the “Common Shares”), having an aggregate offering price of up to US$250,000,000 (the “ATM Program”).

The Company is not obligated to sell any Common Shares under the Agreement. Subject to the terms and conditions of the Agreement, the Agent will use commercially reasonable efforts, consistent with their normal trading and sales practices and applicable laws and regulations to sell Common Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company, subject to certain limitations. Under the Agreement, the Agent may sell the Common Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including block transactions, sales made directly on or through the New York Stock Exchange or sales made into any other existing trading market of the Company’s Common Shares.

The Common Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-287327) initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 15, 2025 (the “Registration Statement”), and declared effective by the SEC on May 23, 2025, and related prospectus supplements to be prepared and filed pursuant to Rule 424(b) from time to time in connection with the offer and sale of the Common Shares. A prospectus supplement (the “Prospectus Supplement”), dated November 13, 2025, covering the offer and sale of the Common Shares having an aggregate offering price of up to US$250,000,000 was filed with the SEC on the date hereof.

The Company will pay the Agent a commission up to 3.0% of the gross proceeds from each sale of Common Shares, reimburse legal fees and disbursements and provide the Agent with customary indemnification and contribution rights. The Agreement will be effective until the earlier of the issuance and sale of all of the Common Shares issuable pursuant to the ATM Program and the date that the ATM Program is otherwise terminated pursuant to the terms of the Agreement.

The Company intends to use the net proceeds from any offerings, if any, for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

The foregoing description of the Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Common Shares under the Agreement nor shall there be any sale of such Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the legal opinion of Cassels Brock & Blackwell LLP relating to the validity of the issuance and sale of the Common Shares under the ATM Program is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

1.1#+	Equity Distribution Agreement, dated November 13, 2025, by and between Lithium Americas Corp. and TD Securities (USA) LLC.

5.1	Opinion of Cassels Brock & Blackwell LLP, as to the legality of the securities being offered.

23.1	Consent of Cassels Brock & Blackwell LLP (included as part of Exhibit 5.1 hereto).

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#

Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Corporation agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Corporation agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lithium Americas Corp.

Date: November 13, 2025

	By:	/s/ Jonathan Evans
Jonathan Evans
Chief Executive Officer

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